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Exhibit 3.4

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2005.3

         BE IT KNOWN THAT, on the 22nd day of September, 2005 at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and unanimously approved upon motion duly made and seconded:

         Stephen O'Hara, MD, is elected by the Directors to serve as member of the Board of Directors of Ingen Technologies, Inc. until such time as the shareholders vote to elect a new board at the next regularly scheduled Shareholders' Annual Meeting.

         This resolution is necessary to fill a Board vacancy and is under the authority of ARTICLE III 2. of the Company's Bylaws, as amended.

                           CERTIFICATION BY SECRETARY

         I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on September 22, 2005 in accordance with the provisions of our Bylaws.

         IN WITNESS WHEREOF, I have this 22nd day of September, 2005, subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).


---------------------------------
Secretary of Corporation

                                WAIVER OF NOTICE

         The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on September 22, 2005. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.


/s/ Scott R. Sand                            /s/ Curt Miedema
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Scott R. Sand                                Curt Miedema


/s/ Chris Wirth                              /s/ Khoo Yong Sin
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Chris Wirth                                  Khoo Yong Sin